Exhibit 99.1

Voyager Oil & Gas, Inc. Reports Record Oil and Gas Production, Revenue and Adjusted EBITDA for its Second Quarter Ended June 30, 2011

Oil Production for Second Quarter Ended June 30, 2011 was 17,866 Barrels of Oil Equivalent, an increase of 76% from previous quarter ended March 31, 2011.

BILLINGS, MONTANA — August 9, 2011 --- Voyager Oil & Gas, Inc. (AMEX: VOG), announces record oil and gas production, revenue and adjusted EBITDA for the second quarter ended June 30, 2011.  During the quarter ended June 30, 2011, Voyager reported revenues of $1,666,535.  This represents an increase of 101% from $832,621 in the first quarter ending March 31, 2011 and an increase of 925% from $162,548 in the quarter ended June 30, 2010.  This increase in revenue is due primarily to production from 24 gross (1.13 net) producing Bakken and Three Forks wells as of June 30, 2011.

Second Quarter 2011 Highlights

•                  Record quarterly revenues of $1,666,535, up 101% over the quarter ended March 31, 2011 and up 925% over the quarter ended June 30, 2010.

•                  Record quarterly oil production of 17,866 BOE, up 74% from 10,261 in the quarter ended March 31, 2011 and up from zero production in the quarter ended June 30, 2010.

•                  Adjusted EBITDA of $763,866 up 181% from $271,476 in the quarter ended March 31, 2011 and ($873,657) in the quarter ended June 30, 2010 primarily due to increased production operations.  This is the second consecutive quarter to yield positive adjusted EBITDA.

•                  Acquired 5,262 core net acres during the quarter targeting the Bakken and Three Forks formations in North Dakota and Montana at an average price of $1,570 per net acre.

•                  63 gross, 3.13 net wells targeting the Bakken-Three Forks in the drilling, completing or producing stage as of June 30th, 2011 in the Williston Basin.

•                  As of June 30th, 2011, Voyager had a cash balance of $31,596,324.

J.R. Reger, Voyager’s Chief Executive Officer commented: “Despite the extraordinary challenges for our operators in the second quarter due to weather issues in the Williston Basin, we are pleased to announce our record sales and production results to our investors, and expect to continue posting record operating results over the next two quarters and through 2012. Voyager achieved record results in virtually all of our financial and production performance measurements.  These results were driven by our non-operator business model of acquiring strategic leases targeting the Williston Basin Bakken and Three Forks which is proving itself quarter after quarter.  We will continue to focus on exploring for and developing oil with the leases that we control, as well as expand our acreage positions.  We also acquired 2,232 core net acres in July of 2011 targeting the Bakken and Three Forks formations in North Dakota and Montana at an average price of $1,282 per net acre.”

Production Growth

Net Production (BOE)	2nd Quarter 2011	1st Quarter 2011	4th Quarter 2010

BOE	17,866	10,261	6,858
% Change from Previous Quarter	74%	104%	N/A
Realized price per barrel	$93.88	$81.66	$72.17

Daily (BOE) Exit Rate	2nd Quarter 2011	1st Quarter 2011	4th Quarter 2010

Daily BOE	459	100	120
% Change from Previous Quarter	359%	-17%	N/A

Williston Basin Acreage	2nd Quarter 2011	1st Quarter 2011	4th Quarter 2010

Total Net Acres	28,103	22,766	21,811
Acquired Net Acres	5,262	955	375
Average Cost/Acre	$1,570	$1,460	$578
% Net Acres Producing	5.06%	2.68%	1.35%
% Change from Previous Quarter	88.52%	98.19%	N/A

2011 Williston Drilling Update

As of June 30, 2011, Voyager had interests in a total of 63 gross (3.13 net) Bakken-Three Forks wells that were drilling, completing or producing, including 24 gross (1.13 net) producing wells.  Permits continue to be issued for drilling units in which Voyager has acreage interests within North Dakota and Montana.  The Company expects to participate in approximately 6 net Bakken-Three Forks wells in 2011.

Operating Expenses

During the quarter ended June 30, 2011, the Company reported total operating expenses of $1,592,166 compared to operating expenses of $506,721 for the three months ended June 30, 2010.  This increase in expenses primarily resulted from $560,344 of depletion of oil and gas properties for the three months ended June 30, 2011, compared to $62,000 for the three months ended June 30, 2010 and $706,617 of general and administrative expenses for the three months ended June 30, 2011, compared to $440,000 for the three months ended June 30, 2010.

The increase in general and administrative expenses resulted primarily from $216,197 of professional fees for the three months ended June 30, 2011, compared to $83,592 for the three months ended June 30, 2010.

Liquidity

As of June 30, 2011, Voyager had a cash balance of $31,596,324, compared to $46,879,679 as of March 31, 2011.  Net cash provided by (used in) operating activities was $(1,784,960) for the six months ended June 30, 2011 compared to ($1,099,441) for the six months ended June 30, 2010.

Non-GAAP Financial Measures

In addition to reporting financial results as defined under GAAP, Voyager also presents net earnings before interest, income taxes, depreciation, depletion, and amortization (adjusted EBITDA), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent and should not be considered an alternative to GAAP measurements, such as net earnings (loss) (its most comparable GAAP financial measure), and Voyager’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Voyager believes the measure is useful in evaluating its fundamental core operating performance. Voyager also believes that adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Voyager’s management uses adjusted EBITDA to manage its business, including in preparing its annual operating budget and financial projections. Voyager’s management does not view adjusted EBITDA in isolation and also uses other measurements, such as net earnings (loss) and revenues to measure operating performance. The following table provides a reconciliation of net earnings (loss), the most directly comparable GAAP measure, to adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net loss	$(465,057)	$(1,114,577)	$(1,354,831)	$(1,348,618)
Interest expense	506,096	—	1,001,575	—
Accretion of asset retirement obligations	1,328	41	1,589	41
Depreciation, depletion and amortization	568,469	62,733	977,240	71,965
Stock-based compensation	153,030	178,146	409,769	407,204
Adjusted EBITDA	$763,866	$(873,657)	$1,035,342	$(869,408)

About Voyager Oil & Gas

Voyager Oil & Gas, Inc. is an exploration and production company based in Billings, Montana. Voyager’s primary focus is oil shale resource prospects in the continental United States.  Voyager currently controls approximately 141,000 net acres in the following five primary prospect areas:

•                  30,000 core net acres targeting the Bakken/Three Forks in North Dakota and Montana;

•                  10,000 net acres targeting the Niobrara formation in Colorado and Wyoming;

•                  800 net acres targeting a Red River prospect in Montana;

•                  33,500 net acres in a joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana; and

•                  67,000 net acres in a joint venture in the Tiger Ridge gas field in Blaine, Hill and Chouteau Counties of Montana.

If you would like to receive timely information on Voyager Oil & Gas when it hits the newswire, you may sign up for Voyager’s email news alert system today at: http://www.VYOG-IR.com.  For additional information on Voyager Oil & Gas visit the Company’s new website at: http://www.voyageroil.com/.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this report, such as statements regarding our future expectations to drill additional wells, that we will continue our aggressive acreage expansion and that we expect to continue posting record operating results over the next two quarters and beyond are forward-looking statements (often, but not always, using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on our current expectations and assumptions about future events and involve inherent risks and uncertainties. These risks include, but are not limited to, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition and government regulation or other actions.  Additional information on these and other factors which could affect Voyager’s operations or financial results are included in Voyagers’ reports on file with the Securities and Exchange Commission. Such factors (many of which are beyond our control) could cause actual results to differ materially from those set forth in the forward-looking statements. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Voyager undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Voyager’s expectations.

VOYAGER OIL & GAS, INC.

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2011 (UNAUDITED) AND DECEMBER 31, 2010

	June 30,	December 31,
	2011	2010
	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$31,596,324	$11,358,520
Trade Receivables	1,587,232	295,821
Short Term Investments	—	242,070
Prepaid Drilling Costs	1,220,677	493,660
Prepaid Expenses	127,855	85,988
Restricted Cash	51,000	51,000
Other Current Assets	7,557	1,465
Total Current Assets	34,590,645	12,528,524

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method
Proved Properties	23,937,970	6,700,438
Unproved Properties	42,162,396	31,176,109
Other Property and Equipment	170,695	18,346
Total Property and Equipment	66,271,061	37,894,893
Less - Accumulated Depreciation and Depletion	(2,905,231)	(1,927,991)
Total Property and Equipment, Net	63,365,830	35,966,902

Total Assets	$97,956,475	$48,495,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$4,252,290	$537,757
Accrued Expenses	153,931	188,923
Operating Lease Reserve	10,250	200,756
Senior Secured Promissory Notes, Net	14,948,219	14,836,644
Total Current Liabilities	19,364,690	15,764,080

LONG-TERM LIABILITIES
Other Noncurrent Liabilities	62,596	10,522

Total Liabilities	19,427,286	15,774,602

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value $.001; 20,000,000 Shares Authorized;
None Issued or Outstanding	—	—
Common Stock, Par Value $.001; 200,000,000 Authorized, 57,848,431 Outstanding (12/31/2010 — 45,344,431 Shares Outstanding)	57,848	45,344
Additional Paid-In Capital	86,355,199	39,204,507
Accumulated Deficit	(7,883,858)	(6,529,027)
Total Stockholders’ Equity	78,529,189	32,720,824

Total Liabilities and Stockholders’ Equity	$97,956,475	$48,495,426

VOYAGER OIL & GAS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES
Oil and Gas Sales	$1,666,535	$162,548	$2,499,156	$185,045

OPERATING EXPENSES
Production Expenses	148,335	696	198,313	696
Production Taxes	167,417	3,251	247,381	5,838
General and Administrative Expense	706,617	440,000	1,400,931	695,710
Depletion of Oil and Gas Properties	560,344	62,000	968,328	70,500
Depreciation and Amortization	8,125	733	8,912	1,465
Accretion of Discount on Asset Retirement Obligations	1,328	41	1,589	41
Total Expenses	1,592,166	506,721	2,825,454	774,250

INCOME (LOSS) FROM OPERATIONS	74,369	(344,173)	(326,298)	(589,205)

OTHER INCOME (EXPENSE)
Merger Costs	—	(732,924)	—	(732,924)
Interest Expense	(506,096)	—	(1,001,575)	—
Other Income (Expense)	(33,330)	(4,860)	(26,958)	6,131
Total Income (Expense)	(539,426)	(737,784)	(1,028,533)	(726,793)

INCOME (LOSS) BEFORE INCOME TAXES	(465,057)	(1,081,957)	(1,354,831)	(1,315,998)

INCOME TAX PROVISION	—	32,620	—	32,620

NET INCOME (LOSS)	$(465,057)	$(1,114,577)	$(1,354,831)	$(1,348,618)

Net Income Per Common Share - Basic and Diluted	$(0.01)	$(0.03)	$(0.02)	$(0.04)

Weighted Average Shares Outstanding — Basic and Diluted	57,379,515	41,210,235	54,753,703	30,611,659

VOYAGER OIL & GAS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Six Months Ended
	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,354,831)	$(1,348,618)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used for) Operating Activities
Depletion of Oil and Gas Properties	968,328	70,500
Depreciation and Amortization	8,912	1,465
Amortization of Premium on Bonds	—	37,776
Amortization of Loan Discount	111,575	—
Loss on Disposal of Property	—	34,305
Accretion of Discount on Asset Retirement Obligations	1,589	41
Gain on Sale of Available for Sale Securities	—	(10,138)
Share — Based Compensation Expense	409,769	407,204
Changes in Working Capital and Other Items:
Increase in Trade Receivables	(1,291,411)	(179,207)
Increase in Restricted Cash	—	(53)
Increase in Prepaid Expenses	(41,867)	(91,061)
Decrease (Increase) in Other Current Assets	(6,092)	56,752
Increase (Decrease) in Accounts Payable	(365,434)	12,371
Decrease in Accrued Expenses	(34,992)	(7,128)
Decrease in Operating Lease Reserve	(190,506)	(83,650)
Net Cash Provided by (Used For) Operating Activities	(1,784,960)	(1,099,441)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Received from Merger Agreement	—	17,413,845
Purchases of Other Property and Equipment	(152,349)	(4,598)
Prepaid Drilling Costs	(727,017)	(1,044,642)
Proceeds from Sales of Available for Sale Securities	242,070	5,626,523
Acquisition and Development of Oil and Gas Properties	(23,959,151)	(9,991,657)
Net Cash Provided by (Used For) Investing Activities	(24,596,447)	11,999,471

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock - Net of Issuance Costs	46,602,251	779,240
Proceeds from Exercise of Stock Options and Warrants	16,960	24,880
Net Cash Provided by Financing Activities	46,619,211	804,120

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,237,804	11,704,150

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	11,358,520	691,263

CASH AND CASH EQUIVALENTS — END OF PERIOD	$31,596,324	$12,395,413

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$900,000	$—
Cash Paid During the Period for Income Taxes	$—	$—

Non-Cash Financing and Investing Activities:
Purchase of Oil and Gas Properties Paid Subsequent to Period End	$46,114	$7,500,000
Purchase of Oil and Gas Properties through Issuance of Common Stock	$—	$2,358,900
Payment of Capital Raise Costs with Issuance of Common Stock	$—	$186,340
Fair Value of Warrants and Options Granted as Compensation	$429,232	$292,452
Payment of Compensation through Issuance of Common Stock	$114,753	$114,752
Capitalized Asset Retirement Obligations	$50,485	$1,215
Oil And Gas Property Accrual Included in Accounts Payable	$4,033,853	—

Investor Relations Contact:

The WSR Group

Gerald Kieft

772-219-7525

http://www.wallstreetresources.net/voyager.asp

Source: Voyager Oil & Gas, Inc.